Exhibit 10.1

SHARE PURCHASE AGREEMENT AND OMNIBUS AMENDMENT

This Share Purchase Agreement and Omnibus Amendment (this “Agreement”) is dated as of September 21, 2017, by and among Juno Therapeutics, Inc., a Delaware corporation (the “Company”), Celgene Corporation (“Celgene Corp.”), Celgene Switzerland LLC (“Celgene Switzerland”) and Celgene RIVOT Ltd (“Celgene RIVOT” and together with Celgene Corp. and Celgene Switzerland, the “Celgene Parties”).

RECITALS

A.    The Company and the Celgene Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.    Celgene Switzerland wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 659,415 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), representing 10.810083503663600% of the number of shares of Common Stock sold by the Company in the underwritten public underwritten offering pursuant to an effective registration statement on Form S-3 (File No. 333-220537) filed by the Company with the Securities and Exchange Commission on September 20, 2017 and any effective registration statement that incorporates such registration statement by reference filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Public Offering”) (exclusive of the shares sold in any exercise by the underwriters in the Public Offering (the “Underwriters”) of their option to purchase additional shares (the “Underwriter Option”)), rounded down to the nearest whole share (the “Closing Shares”).

C.     If and to the extent that the Underwriters exercise the Underwriter Option, Celgene Switzerland further wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, up to 10.810083503663600% of the number of shares of Common Stock sold by the Company pursuant to any full or partial exercise the Underwriter Option, rounded down to the nearest whole share, up to a maximum of 98,912 shares if the Underwriter Option is exercised in full (the “Subsequent Closing Shares” and, together with the Closing Shares, the “Shares”).

D.    The Company and the Celgene Parties wish to consummate the sale of any Subsequent Closing Shares in one or more closings each immediately following a sale of shares to the Underwriters pursuant to the Underwriter Option (each such sale, an “Underwriter Option Closing”), in the same proportion in which the Underwriter Option is exercised at such Underwriter Option Closing.

E.    The Company and the Celgene Parties are also party to (i) a Share Purchase Agreement, dated as of June 29, 2015 (the “First Share Purchase Agreement”), (ii) a Voting and Standstill Agreement, dated as of June 29, 2015 (as amended hereby, the “Voting and Standstill Agreement”) and (iii) a Registration Rights Agreement, dated as of June 29, 2015 (as amended hereby, the “Registration Rights Agreement”).

F.     The Company and the Celgene Parties desire that the Shares be subject to the same terms to which the shares purchased in the First Share Purchase Agreement are subject under the Voting and Standstill Agreement and the Registration Rights Agreement, including the agreement of the Celgene Parties to vote their shares in favor of certain corporate actions and to observe certain limitations on their acquisitions and dispositions of shares under the Voting and Standstill Agreement, and the registration rights with respect to such shares under the Registration Rights Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Celgene Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Acquiring Person” has the meaning set forth in Section 4.3.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company or any of its properties or any officer, director or employee of the Company acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Subsequent Closing Shares” means, with respect to any Subsequent Closing Date, 10.810083503663600% of the number of shares of Common Stock sold by the Company pursuant to the Underwriter Option in the Underwriter Option Closing the occurrence of which satisfies the conditions to closing set forth in Sections 5.1(i) and 5.2(j), rounded down the nearest whole share.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Celgene Corp.” has the meaning set forth in the Preamble.

“Celgene RIVOT” has the meaning set forth in the Preamble.

“Celgene Switzerland” has the meaning set forth in the Preamble.

“Celgene Cure Period” has the meaning set forth in Section 6.1(c)(i).

“Celgene Deliverables” has the meaning set forth in Section 2.2(b).

“Celgene Group” shall mean (i) the Celgene Parties, (ii) any Person that directly or indirectly beneficially owns a majority of the voting securities of or voting interests in a Celgene Party, and (iii) any direct or indirect majority owned subsidiaries of a Celgene Party or of such a Person.

“Celgene Parties” has the meaning set forth in the Recitals.

“Change of Control” shall mean, with respect to Celgene Corp., any of the following events: (i) any Person is or becomes the beneficial owner (except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of Celgene Corp; (ii) Celgene Corp. consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into a Celgene Party, other than (A) a merger or consolidation which would result in the voting securities of Celgene Corp. outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of Celgene Corp. or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Celgene Corp. (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of Celgene Corp. or (iii) a Celgene Corp. conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly owned Affiliate of Celgene Corp.

“Closing” means the closing of the purchase and sale of the Closing Shares pursuant to this Agreement.

“Closing Date” has the meaning set forth in Section 2.1(b).

“Closing Shares” has the meaning set forth in the Recitals.

“Collaboration Agreement” means the Amended and Restated Master Research and Collaboration Agreement by and among the Company and the Celgene Parties dated August 13, 2015.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Wilson Sonsini Goodrich & Rosati, P.C.

“Company Cure Period” has the meaning set forth in Section 6.1(b)(i).

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means the knowledge of the executive officers of the Company.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Disclosure Schedules” has the meaning set forth in Section 3.1.

“DTC” has the meaning set forth in Section 4.1(c).

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Evaluation Date” has the meaning set forth in Section 3.1(k).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Existing Rights Agreement” has the meaning set forth in Section 3.1(o).

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Governmental Authority” has the meaning set forth in Section 3.1(d).

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Intellectual Property” means patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, or any other proprietary right or process.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, business or financial condition of the Company.

“Material Contract” means any contract of the Company that has been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“New York Courts” means the state and federal courts sitting in New York, New York.

“OFAC” has the meaning set forth in Section 3.1(v).

“Payee Party” has the meaning set forth in Section 4.7(a).

“Paying Party” has the meaning set forth in Section 4.7(a).

“Permitted Transferee” has the meaning set forth in the Voting and Standstill Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NASDAQ Global Select Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Offering Closing” means the date on which the sale and purchase of the shares of Common Stock sold in the Public Offering is consummated (exclusive of the shares included in the Underwriter Option).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Celgene Parties of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vi).

“Securities Act” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Subsequent Closing” means a closing of a purchase by Celgene Switzerland of all or a portion of the Subsequent Closing Shares.

“Subsequent Closing Date” means any date on which a Subsequent Closing actually occurs.

“Subsidiary” means any subsidiary (within the meaning of Rule 405 under the Securities Act) of the Company formed or acquired after the date hereof.

“Terminating Celgene Breach” has the meaning set forth in Section 6.1(c)(i).

“Terminating Company Breach” has the meaning set forth in Section 6.1(b)(i).

“Termination Date” has the meaning set forth in Section 6.1(b)(ii).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex Equities (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the First Share Purchase Agreement, the Registration Rights Agreement, the Voting and Standstill Agreement, the Collaboration Agreement and any other documents or agreements explicitly contemplated hereunder or thereunder.

“Transfer Agent” means Wells Fargo Bank, N.A., the current transfer agent of the Company or any successor transfer agent for the Company.

“Voting and Standstill Agreement” has the meaning set forth in the Recitals.

ARTICLE II.

PURCHASE AND SALE; ACQUISITION RIGHTS

2.1    Closing.

(a)    Amount.

(i)    Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to Celgene Switzerland, and Celgene Switzerland shall purchase from the Company, the Closing Shares.

(ii)    Subject to the terms and conditions set forth in this Agreement, at any Subsequent Closing, the Company shall issue and sell to Celgene Switzerland, and Celgene Switzerland shall purchase from the Company, the Applicable Subsequent Closing Shares.

(b)    Closings.

(i)    The Closing of the purchase and sale of the Closing Shares shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 701 5th Avenue, Suite 5100, Seattle, Washington 98104, on the date of the Public Offering Closing, subject to the satisfaction or waiver of all conditions to the Closing, as set forth in Article V, or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

(ii)    Each Subsequent Closing shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 701 5th Avenue, Suite 5100, Seattle, Washington 98104, on the date of the Underwriter Option Closing, subject to the satisfaction or waiver of all conditions to such Subsequent Closing, as set forth in Article V, or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c)    Form of Payment. On the Closing Date and, if applicable, each Subsequent Closing Date, Celgene Switzerland shall pay to the Company the cash purchase price for the Closing Shares or

Applicable Subsequent Closing Shares, as applicable, at a price per share equal $41.00 to the per share price to public in the Public Offering, by wire transfer of immediately available funds, and the Company shall irrevocably instruct the Transfer Agent to deliver to Celgene Switzerland the Closing Shares or Applicable Subsequent Closing Shares, as the case may be, in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof).

2.2    Closing Deliveries. (a) On or prior to the Closing (or any Subsequent Closing, in which case references to the “Closing Date” below shall be understood to mean the Subsequent Closing Date), the Company shall issue, deliver or cause to be delivered to Celgene Switzerland the following (the “Company Deliverables”):

(i)    this Agreement, duly executed by the Company (only on the Closing Date);

(ii)    the Closing Shares (or, with respect to the Subsequent Closing, the Applicable Subsequent Closing Shares) in book-entry form, free and clear of all restrictive and other legends (except as provided in Section 4.1(b) hereof);

(iii)    a certificate of the Secretary or Assistant Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the issuance of the Shares, (b) certifying the current versions of the certificate of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company, in the form attached hereto as Exhibit A;

(iv)    a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of Delaware, as of a date within five (5) Trading Days of the Closing Date; and

(v)    a certified copy of the Company’s restated certificate of incorporation, as certified by the Secretary of State of Delaware as of a date within five (5) Trading Days of the Closing Date.

(b)    On or prior to the Closing or Subsequent Closing, as applicable, Celgene Switzerland shall deliver or cause to be delivered to the Company the following (the “Celgene Deliverables”):

(i)    this Agreement, duly executed by the Celgene Parties; and

(ii)    the purchase price for the Closing Shares (or, with respect to a Subsequent Closing, the Applicable Subsequent Closing Shares) as provided in Section 2.1(c).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Company. Except (a) as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, or (b) as disclosed in the SEC Reports, the Company hereby represents and warrants as of the date hereof to the Celgene Parties:

(a)    Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company’s Knowledge, has been threatened in writing in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)    Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The Company’s execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. This Agreement has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company.

(c)    No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares) does not and will not (i) conflict with or violate any provisions of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Celgene Parties herein, of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)    Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority (“Governmental Authority”) or other Person in connection with the execution, delivery and performance by the Company of this Agreement (including the issuance of the Shares), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Shares and the listing of the Shares thereon in the time and manner required thereby, (v) any consent, amendment, or waiver that may be required under the Existing Rights Agreement, and (vi) those that have been made or obtained prior to the date of this Agreement (the items referred to in clauses (i) through (vi) collectively, the “Required Approvals”).

(e)    Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Celgene Parties in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(f)    Capitalization. The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect stock option exercises or the vesting of restricted stock units or as contemplated in connection with the Public Offering. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement that have not been effectively waived as of the Closing Date. Except as set forth on Section 3.1(f) of the Disclosure Schedules or as specifically disclosed in the most recently filed annual report on Form 10-K or subsequent SEC Reports, or as contemplated by the underwriters’ agreement related to the Public Offering, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Celgene Parties) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except for the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. Except for the Voting and Standstill Agreement, as set forth on Section 3.1(f) of the Disclosure Schedules, or as specifically disclosed in the most recently filed annual report on Form 10-K or subsequent SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(g)    SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to have been filed by it under the Exchange Act as of the date hereof, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, and also including the Company’s registration statement on Form S-3 (File No. 333-220537) filed in connection with the Public Offering, the related preliminary prospectus and all information incorporated by reference therein, being collectively referred to herein as the “SEC Reports,” and the SEC Reports being collectively referred to as the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure which would prevent the Celgene Parties from using Rule 144 to resell any Shares). As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. Each of the Material Contracts to which the Company is a party or to which the property or assets of the Company are subject has been filed as an exhibit to the SEC Reports.

(h)    Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

(i)    Material Changes. Except as specifically disclosed in SEC Reports filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash, shares of capital stock or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock or issued pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports.

(j)    Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Shares or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor, to the Company’s Knowledge, any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to actions taken at the Company. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(k)    Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l)    Certain Fees. Except for sublicense consideration payments that may be required under certain of Company’s license agreements due to the licenses and sublicenses granted under the Collaboration Agreement, no person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Celgene Parties for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, with respect to the offer and sale of the Shares.

(m)    Private Placement. Assuming the accuracy of the Celgene Parties’ representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Celgene Parties under this Agreement. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(n)    Investment Company. The Company is not, and immediately after receipt of payment for the Shares, will not be or be an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(o)    Registration Rights. Other than the Celgene Parties or as set forth in the Company’s Fourth Amended and Restated Investor Rights Agreement, dated December 5, 2014, as amended (the “Existing Rights Agreement”) no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(p)    Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months or such applicable shorter period preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all listing and maintenance requirements of the Principal Trading Market on the date hereof.

(q)    Application of Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of the State of Delaware that is or would reasonably be expected to become applicable to the Celgene Parties as a result of the Celgene Parties and the Company fulfilling its obligations or exercising their rights under this Agreement, including, without limitation, the Company’s issuance of the Shares and the Celgene Parties’ ownership of the Shares.

(r)    No Integrated Offering. Assuming the accuracy of the Celgene Parties’ representations and warranties set forth in Section 3.2, none of the Company nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(s)    No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act).

(t)    Foreign Corrupt Practices. Neither the Company nor any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)    PFIC. The Company is not a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(v)    OFAC. Neither the Company nor any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

3.2    Representations and Warranties of the Celgene Parties. Each of the Celgene Parties hereby represents and warrants as of the date hereof to the Company as follows:

(a)    Organization; Authority. Each Celgene Party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by each Celgene Party and performance by each Celgene Party of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each Celgene Party. When this Agreement has been duly executed by each Celgene Party, and when delivered by such Celgene Party in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Celgene Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. As of the date of this Agreement, Celgene Switzerland is a direct or indirect wholly owned controlled subsidiary of Celgene Corp. As of the date of any Closing or Subsequent Closing where the purchaser of the Shares in such Closing or Subsequent Closing is Celgene Switzerland or a Permitted Transferee (pursuant to Section 6.10), such purchaser will be a direct or indirect wholly owned controlled subsidiary of Celgene Corp.

(b)    No Conflicts. The execution of this Agreement and the delivery and performance by each Celgene Party of this Agreement and the consummation by each Celgene Party of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of any Celgene Party, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which any Celgene Party is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to any Celgene Party, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Celgene Parties to perform their obligations hereunder.

(c)    Investment Intent. Celgene Switzerland understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws. Celgene Switzerland is acquiring the Shares hereunder in the ordinary course of business. No Celgene Party presently has any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity. No Celgene Party is a registered broker-dealer under Section 15 of the Exchange Act nor an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)    Status. At the time Celgene Switzerland was offered the Shares, it was, and at the date hereof or any date in the future on which Celgene Switzerland purchases Shares, it is and will be an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)    General Solicitation. Celgene Switzerland is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)    Experience. Celgene Switzerland, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Celgene Switzerland is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(g)    Access to Information. Celgene Switzerland acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable Celgene Switzerland to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of any Celgene Party or its representatives or counsel shall modify, amend or affect any Celgene Party’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in this Agreement. The Celgene Parties have sought such accounting, legal and tax advice as they have considered necessary to make an informed decision with respect to its acquisition of the Shares.

(h)    Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Celgene Party for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of any Celgene Party.

(i)    Independent Investment Decision. Celgene Switzerland has independently evaluated the merits of its decision to purchase Shares pursuant to this Agreement and such Celgene Party has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(j)    United States Investor. Celgene Corp. is a United States person (as defined by Section 7701(a)(30) of the Code).

The Company and the Celgene Parties acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1    Transfer Restrictions.

(a)    Compliance with Laws. Notwithstanding any other provision of this Article IV, the Celgene Parties acknowledge and agree that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of the Celgene Parties under this Agreement and the Registration Rights Agreement with respect to such transferred Shares.

(b)    Legends. In addition to any legend required under the Voting and Standstill Agreement, the book-entry or certificated form of the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

(c)    Removal of Legends. Subject to the restrictions set forth in the Voting and Standstill Agreement, the legend set forth in Section 4.1(b) above shall be removed and the Company shall issue to such holder the applicable Shares in book-entry form free and clear of such legend or any other legends by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are sold under an effective registration statement under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Subject to the restrictions set forth in the Voting and Standstill Agreement, the Company agrees that it shall cause Company Counsel (i) after the Effective Date, to issue to the Transfer

Agent, if required by the Transfer Agent, a “blanket” legal opinion or other letter to allow sales without restriction pursuant to the effective registration statement and (ii) provide all other opinions of Company Counsel as may reasonable be required by the Transfer Agent in connection with the removal of legends pursuant to this Section 4.1(c) following receipt of the certificates and documents contemplated below. Subject to the restrictions set forth in the Voting and Standstill Agreement, following Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company, upon the request of a Celgene Party and delivery of the certificates and documents contemplated below, shall cause Company Counsel or other counsel satisfactory to the Transfer Agent to issue to the Transfer Agent a legal opinion stating that such Shares are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Except with respect to the restrictions set forth in the Voting and Standstill Agreement, the Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c).

(d)    Acknowledgement. Each Celgene Party hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. Subject to the restrictions set forth in the Voting and Standstill Agreement, while the Registration Statement remains effective, a Celgene Party may sell the Shares accordance with the plan of distribution contained in the Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Celgene Party agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, such Celgene Party will refrain from selling such Shares until such time as such Celgene Party is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Celgene Party is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

4.2    Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to a Celgene Party, or that will be aggregated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.3    Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that a Celgene Party is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that a Celgene Party could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of purchasing the Shares under this Agreement.

4.4    Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Shares to be approved for listing, and continue to be listed for so long as they are owned by a Celgene Party, on the Principal Trading Market as contemplated by the Registration Rights Agreement.

4.5    Form D. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Celgene Parties.

4.6    Reservation of Shares and Stockholder Approvals and Waivers. Each of the parties (a) will make, or cause to be made, all filings and submissions under laws, rules and regulations applicable to it, or to its subsidiaries and Affiliates, as may be required for such party to consummate the transactions contemplated by this Agreement, (b) will use its respective commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents, qualifications, orders and waivers from all Persons necessary to be obtained by it in order to consummate such transactions, and (c) will use its commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its respective obligations under this Agreement. In furtherance of the foregoing, the Company will: (i) keep authorized and reserved for issuance a sufficient number of shares of Common Stock to enable the issuance of the Shares to be issued at the Closing or a Subsequent Closing; and (ii) use commercially reasonable efforts to timely file all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act of 1934, including pursuant to Section 13(a) or 15(d) thereof, until the expiration or termination of the Celgene Parties’ registration right pursuant to Sections 6(i)(A) or (B) of the Registration Rights Agreement.

4.7    Tax Withholding.

(a)    The Celgene Parties shall be entitled to deduct and withhold from any amounts payable under this Agreement such taxes as are required to be deducted or withheld therefrom under any provision of applicable law. The party that is required to make such withholding (the “Paying Party”) will: (i) deduct those taxes from such payment, (ii) timely remit the taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to the recipient party (the “Payee Party”) on a timely basis following that tax payment; provided, however, that before making any such deduction or withholding, the Paying Party shall give the Payee Party notice of the intention to make such deduction or withholding (such notice, which shall include the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for such Payee Party to obtain reduction of or relief from such deduction or withholding). Each Party agrees to cooperate with the other Parties in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect to ensure that any amounts required to be withheld pursuant to this Section 4.7(a) are reduced in amount to the fullest extent permitted by applicable Laws.

(b)    The parties acknowledge and agree that the Celgene Parties will not, absent a change in law or relevant circumstance between the date of this Agreement and the Closing Date or any Subsequent Closing Date, as applicable, deduct or withhold from the amounts payable pursuant to Section 2.1(c) any amount in respect of any taxes provided that the Company provides the Celgene Parties with a properly completed and duly executed IRS Form W-9.

(c)    Tax Documentation. The Company has provided a properly completed and duly executed IRS Form W-9 to the Celgene Parties. Each Payee Party shall provide to the other party, at the time or times reasonably requested by such other parties or as required by applicable Law, such properly completed and duly executed documentation (for example, IRS Forms W-8 or W-9) as will permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for taxes.

4.8    Amendment of Registration Rights Agreement and Voting and Standstill Agreement.

(a)    The Company and the Celgene Parties agree that the Voting and Standstill Agreement is hereby amended, in accordance with Section 6.5 of the Voting and Standstill Agreement, such that:

(i)    the definition of “Purchased Shares” in the Recitals of the Voting and Standstill Agreement includes the Shares (in addition to the shares of Common Stock purchased by Celgene RIVOT under the First Share Purchase Agreement), and all references to the “Purchased Shares” in the Voting and Standstill Agreement, and all terms and provisions otherwise applicable to the Purchased Shares, are understood to include reference to, and to be equally applicable to, the Shares;

(ii)    clause (b) of Section 2.2 is amended in its entirety to read “(b) the rights of the Investors set forth in Sections 2.3 and 2.4 of the Purchase Agreement and the rights of the Investors and their Affiliates to purchase shares in a Subsequent Closing (as such term is defined in the Share Purchase Agreement and Omnibus Amendment, dated as of September 21, 2017, between the Company and the Investors (the “Second Purchase Agreement”)) under the Second Purchase Agreement”;

(iii)    the definition of “Lock-Up Period” in Section 3.1 of the Voting and Standstill Agreement is amended to include an additional clause (v) immediately following clause (iv), which clause (v) shall read “the 364 day period following the date of each closing of purchase of shares under the Second Purchase Agreement”; and

(iv)    clause (B) of the last sentence of Section 3.2 of the Voting and Standstill Agreement is amended in its entirety to read “(B) the Company shall have the right within 90 days of learning of such Disposition to terminate (by notice to the Investors in accordance with Section 6.3) all of the Investors’ and their Permitted Transferees’ future rights under the Purchase Agreement and the Second Purchase Agreement to acquire any shares of Common Stock.”

(b)    The Company and the Celgene Parties agree that the Registration Rights Agreement is hereby amended, in accordance with Section 6(h) of the Registration Rights Agreement, such that:

(i)    the definition of “Registrable Securities” is deleted and replaced in its entirety as follows:

“Registrable Securities” means (a) the Shares issued pursuant to the Purchase Agreement, (b) the shares (the “Second Agreement Shares”) issued pursuant to the Share Purchase Agreement and Omnibus Amendment, dated as of September 21, 2017, between the Company and the Investors, and (c) any other shares of Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the Shares or the Second Agreement Shares; provided, however, that no shares of Common Stock shall be deemed Registrable Securities for purposes of this Agreement to the extent such shares (x) have been sold to the public through a registration statement or pursuant to Rule 144 or (y) have been sold, transferred or otherwise disposed of by a Person in a transaction in which its rights under this Agreement were not assigned in accordance with Section 6(k).”

(ii)    The references to the “Purchase Agreement” in Section 3(h), Section 5(d) and Section 6(g) of the Registration Rights Agreement shall be deemed to include reference to, and apply to, this Agreement.

(c)    Except as specifically provided for in this Agreement, the terms of the Voting and Standstill Agreement and the Registration Rights Agreement shall be unmodified and shall remain in full force and effect.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1    Conditions Precedent to the Obligation to Purchase Shares. The obligation of Celgene Switzerland to acquire Shares at the Closing (or upon any Subsequent Closing) is subject to the fulfillment, on or prior to the Closing Date (or any Subsequent Closing Date), of each of the following conditions, any of which may be waived by Celgene Switzerland:

(a)    Representations and Warranties. The representations and warranties made by the Company in Section 3.1 hereof shall have been true and correct in all material respects as of the Closing Date (or Subsequent Closing Date) as if made on such date rather than on the date of this Agreement.

(b)    Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing (or Subsequent Closing).

(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)    Regulatory Approvals and Filings. The parties shall have made all material filings and submissions with, and obtained all material authorizations, approvals, consents, qualifications, orders and waivers from, all Governmental Authorities necessary to be obtained in order to effect the Closing (or Subsequent Closing), if any.

(e)    No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date (or the Subsequent Closing Date), by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date (or Subsequent Closing Date), either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(f)    Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a) (provided that the only Company Deliverables with respect to a Subsequent Closing shall be the applicable Shares, in book-entry form and the certificates set forth in Section 2.2(a)(iv), (v) and (vi)).

(g)    Compliance Certificate. The Company shall have delivered to the applicable Celgene Party a certificate, dated as of the Closing Date (or Subsequent Closing Date) and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit B.

(h)    Neither the Voting and Standstill Agreement nor the Registration Rights Agreement has been terminated in its entirety.

(i)    Public Offering. For the Closing, the Public Offering Closing shall have occurred. For any Subsequent Closing, the corresponding Underwriter Option Closing shall have occurred.

5.2    Conditions Precedent to the Obligations of the Company to sell Shares. The Company’s obligation to sell and issue the Shares at the Closing (or upon any Subsequent Closing) to Celgene Switzerland is subject to the fulfillment, on or prior to the Closing Date (or any Subsequent Closing Date), of each of the following conditions, any of which may be waived by the Company:

(a)    Representations and Warranties. The representations and warranties made by the Celgene Parties in Section 3.2 hereof shall be true and correct in all material respects as of the Closing Date (or Subsequent Closing Date) as if made on such date rather than on the date of this Agreement.

(b)    Performance. The Celgene Parties shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Celgene Parties at or prior to the Closing (or Subsequent Closing).

(c)    No Change of Control of Celgene. Celgene Corp. shall not have undergone any Change of Control, and Celgene Switzerland is a direct or indirect wholly owned controlled subsidiary of Celgene Corp.

(d)    Collaboration Agreement. The Collaboration Agreement shall still be in effect, without any expiration or termination thereof pursuant to Article 11 thereof.

(e)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(f)     Regulatory Approvals and Filings. The parties shall have made all material filings and submissions with, and obtained all material authorizations, approvals, consents, qualifications, orders and waivers from, all Governmental Authorities necessary to be obtained in order to effect the Closing (or Subsequent Closing), if any.

(g)    Celgene Deliverables. The applicable Celgene Party shall have delivered the Celgene Deliverables in accordance with Section 2.2(b) (provided that the only Celgene Deliverable with respect to a Subsequent Closing shall be the applicable purchase price).

(h)    Compliance Certificate. The applicable Celgene Party shall have delivered to the Company a certificate, dated as of the Closing Date (or the Subsequent Closing Date) and signed by Celgene Corp.’s treasurer or other corporate officer, certifying to the fulfillment of the conditions specified in Sections 5.2(a) and (b) in the form attached hereto as Exhibit C.

(i)    Neither the Voting and Standstill Agreement nor the Registration Rights Agreement has been terminated in its entirety.

(j)    Public Offering. For the Closing, the Public Offering Closing shall have occurred. For any Subsequent Closing, the corresponding Underwriter Option Closing shall have occurred.

ARTICLE VI.

MISCELLANEOUS

6.1    Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a)    by written consent of the Company and the Celgene Parties;

(b)    prior to the Closing, by written notice to the Company from the Celgene Parties if:

(i)     there is any material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 5.1 would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Company of notice from the Celgene Parties of such breach, but only as long as the Company continues to use its reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective and the Termination Date shall be automatically extended until the end of the Company Cure Period, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period;

(ii)    the Closing has not occurred on or before October 31, 2017 (subject to Sections 6.1(b)(i) and 6.1(c)(i), the “Termination Date”), unless a Celgene Party’s willful breach is the primary reason for the Closing not occurring on or before such date; or

(iii)    the consummation of any of the transactions contemplated hereby is permanently enjoined or prohibited by the terms of a final, non-appealable order of a court of competent jurisdiction; or

(c)    prior to the Closing, by written notice to the Celgene Parties from the Company if:

(i)    there is any material breach of any representation, warranty, covenant or agreement on the part of any of the Celgene Parties set forth in this Agreement, such that the conditions specified in Section 5.2 would not be satisfied at the Closing (a “Terminating Celgene Breach”), except that, if any such Terminating Celgene Breach is curable by the Celgene Parties through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Celgene Parties of notice from the Company of such breach, but only as long as the Celgene Parties continue to exercise such reasonable best efforts to cure such Terminating Celgene Breach (the “Celgene Cure Period”), such termination shall not be effective and the Termination Date shall be automatically extended until the end of the Celgene Cure Period, and such termination shall become effective only if the Terminating Celgene Breach is not cured within the Celgene Cure Period;

(ii)    the Closing has not occurred on or before the Termination Date, unless the Company’s willful breach is the primary reason for the Closing not occurring on or before such date; or

(iii)    the consummation of any of the transactions contemplated hereby is permanently enjoined or prohibited by the terms of a final, non-appealable order of a court of competent jurisdiction.

6.2    Termination of Purchase Rights. The Company will have the unilateral right to terminate the rights of Celgene Switzerland to purchase Shares in a Subsequent Closing upon written notice to the

Celgene Parties (a) if the Company has exercised its termination rights under Section 2.2 of the Voting and Standstill Agreement, (b) if Celgene Corp. undergoes a Change of Control, or (c) upon the expiration of the Term (as defined in the Collaboration Agreement) or the earlier termination of the Collaboration Agreement pursuant to Article 11 thereof. The Company will have the unilateral right to terminate the rights of Celgene Switzerland to purchase Shares in a Subsequent Closing upon written notice to the Celgene Parties if Celgene Switzerland ceases to be a direct or indirect wholly owned controlled subsidiary of Celgene Corp.

6.3    Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than liability of the Company or any Celgene Party, as the case may be, for any intentional and willful breach of this Agreement occurring prior to such termination; provided, however, that, a failure of a Party to consummate the purchase of Shares in breach of this Agreement shall be deemed to be intentional and willful.

6.4    Fees and Expenses. The Company and the Celgene Parties shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees and stamp taxes levied in connection with the sale and issuance of the Shares to the Celgene Parties.

6.5    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to sale of the Shares, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Celgene Parties will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.6    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at a facsimile number specified in this Section 6.6 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at a facsimile number specified in this Section 6.6 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, (d) upon confirmation via electronic return receipt if such notice or communication is delivered via email at an email address specified in this Section 6.6 or (e) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Juno Therapeutics, Inc.
Attention: General Counsel
400 Dexter Ave N., Suite 1200
Seattle, Washington 98109
E-mail: [omitted]

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
701 5th Avenue, Suite 5100
Seattle, Washington 98104
Telephone No.:(206) 883-2568
Facsimile No.:(206) 883-2699
Attention: Patrick Schultheis
Michael Nordtvedt
E-mail: mnordtvedt@wsgr.com

If to any Celgene Party:

Celgene Corporation
86 Morris Avenue
Summit, New Jersey 07901
Telephone No.: [omitted]
Facsimile No.: [omitted]
Attention: Senior Vice President, Business Development

With a copy to:	Celgene Corporation
86 Morris Avenue
Summit, New Jersey 07901
Telephone No.: [omitted]
Facsimile No.: [omitted]
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Dechert LLP
1900 K Street, NW
Washington, DC 20006
Telephone No.: (202) 261-3300
Facsimile No.: (202) 261-3333
Attention: David E. Schulman
E-mail: david.schulman@dechert.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.7    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Celgene Parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.8    Specific Performance. The parties hereby acknowledge and agrees that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Celgene Parties, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

6.9    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.10    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by either party without the prior written consent of the other.

6.11    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.12    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.13    Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.14    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective When counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.15    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.16    Celgene Parties. The Company and the Celgene Parties hereby acknowledge and agree that (a) Celgene Switzerland is the party to this Agreement with respect to all rights and obligations (including payment obligations) under this Agreement with respect to the Shares; and (b) Celgene Corp., Celgene Switzerland or Celgene RIVOT, at the discretion of Celgene Corp., shall undertake all other actions permitted or required to be taken by Celgene. Notwithstanding the foregoing, Celgene Corp. shall cause Celgene Switzerland and Celgene RIVOT to perform Celgene Switzerland and Celgene RIVOT’s obligations hereunder, as applicable.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement and Omnibus Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

JUNO THERAPEUTICS, INC.

By:	/s/ Steven D. Harr
Name:	Steven D. Harr
Title:	CFO & Head of Corporate Development

IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement and Omnibus Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTORS:

CELGENE CORPORATION

By:	/s/ Angus J. Grant
Name:	Angus J. Grant
Title:	Corporate Vice President, Business Development

CELGENE RIVOT LTD.

By:	/s/ Kathleen Moniz
Name:	Kathleen Moniz
Title:	Director

CELGENE SWITZERLAND LLC

By:	Celgene Switzerland SA, as the sole member

By:	/s/ Nakisa Serry
Name:	Nakisa Serry
Title:	Director

EXHIBITS

A:	Form of Secretary’s Certificate
B:	Form of Officer’s Certificate
C:	Form of Officer’s Certificate